Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated June 25, 2008, with respect to the consolidated financial statements and schedule included in the Annual Report of Orion Energy Systems, Inc. and Subsidiaries on Form 10-K for the year ended March 31, 2008. We hereby consent to the incorporation by reference of said report in the Registration Statement of Orion Energy Systems, Inc. and Subsidiaries on Form S-8 (File No. 333-148401, effective December 28, 2007).
/s/ GRANT THORNTON LLP
Milwaukee, Wisconsin
June 25, 2008